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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 17, 2007
                                                           ------------

                       NEW YORK REGIONAL RAIL CORPORATION
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                       000-28583                 13-3081571
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


                 5266 Seneca Street, West Seneca, New York 14224
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (716) 675-6015
                                                           --------------


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ITEM 8.01.  OTHER EVENTS

This notice is to advise you that on May 17, 2007, a settlement agreement was entered into in the following lawsuit:

        Robert R. Crawford, Arline C. Crawford, Lawrence Lonergan as trustee for Citrus Springs Trust, on their own behalves and on behalf of New York Regional Rail Corp.

                                   Plaintiffs

                                    -against-

        John Marsala, Ronald W. Bridges, Steven Hirsch, Joel Marcus, Andrea Cosgrove, Darryl S. Caplan, Esq., Todd Sage, Sherb & Co., P.C., New York Regional Rail Corp., Gordon Reger, Transit Rail, LLC., GJ Railco Acquisition, LLC., Donald Hutton, James W. Cornell, Russell J. Arnst, GJ Railco Assets, LLC. and New York New Jersey Rail, LLC.

                                   Defendants

In furtherance of the settlement agreement, Justice Herman Cahn, Supreme Court of the State of New York, New York County, in front of whom the lawsuit is pending, ordered that:

        1. The NYRR Group will furnish notice by regular mail of the proposed settlement and this Order to NYRR shareholders (as of May 1, 2007) gleaned from the company's transfer agent records;
        2. Any shareholder who wishes to object to the proposed settlement must do so on or before June 15, 2007 in writing to the court and attorneys for the respective parties.
        3. The Settling Parties, and any NYRR shareholder who wishes to be heard, will appear before this Court on June 27, 2007 for a hearing and/or conference regarding the approval of the proposed settlement agreement.

The full text of the Order and the proposed settlement are included herein.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

       (d)  The following exhibits are included with this Report:


            Exhibit No.      Description
            -----------      -----------------------------
            99.1             The Order and the Proposed Settlement Agreement


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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 25, 2007



                                            NEW YORK REGIONAL RAIL CORPORATION
                                                     (Registrant)



                                              By: /s/ James W. Cornell
                                                  ------------------------------
                                                  Name: James W. Cornell
                                                  Title: Chief Executive Officer